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                                                                 EXHIBIT 10.103

                                                                 EXECUTION COPY

                                   NASE - PDA

                            FIELD SERVICES AGREEMENT

      This agreement ("Agreement") is made and entered into effective as of January 1, 2005 by and between Performance Driven Awards, Inc., a Texas corporation ("PDA"), and the National Association for the Self-Employed, Inc., a Texas non-profit corporation (the "NASE").

      WHEREAS, the NASE is a membership organization that provides and/or makes available to its members a variety of business, financial, health and personal benefits and/or services ;

      WHEREAS, the NASE desires to retain PDA to perform the Services (as defined in Section 2, below) for the NASE for a mutually agreed upon fee; and

      WHEREAS, PDA is a nationwide sales and marketing organization that is capable of performing the Services, and PDA desires to perform the Services for the NASE on the terms and conditions contained herein:

      NOW, THEREFORE, for and in consideration of the mutual covenants and agreements hereinafter set forth, the receipt and sufficiency of which is acknowledged by the Parties hereto, the NASE and PDA hereby agree as follows:

1. FSRs. PDA shall, during the Term of this Agreement, recruit, contract with, train, supervise and compensate independent field service representatives ("FSRs") capable of performing the Services provided for herein.

2. SERVICES TO BE PERFORMED BY PDA. PDA agrees to perform and to cause the FSRs to perform the following services (collectively, the "Services"):

      (a) To solicit for the NASE new "members" (as such term is defined in the By-Laws of the NASE);

      (b) To work with the members of the NASE to encourage such members to maintain their continued membership in the NASE and to renew any NASE benefit programs in which such members may be enrolled;

      (c) To submit each application for membership or completed enrollment form to the NASE within fifteen days of receipt of same from the member or prospective member;

      (d) To collect and remit to the NASE or its designee the initial fees and dues from applicants for membership in the NASE and any renewal fees and dues from current members of the NASE in accordance with the schedule of fees and dues set forth in SCHEDULE 1 attached hereto and made a part hereof, which
SCHEDULE 1 the NASE may revise upon not less than thirty (30) days' written notice to PDA (the "Schedule of Fees and Dues");

      (e) To maintain such facilities at such locations as shall be agreed to between PDA and the FSRs in order to facilitate the performance of the Services;

      (f) To arrange for the FSRs to acquire leads for use in soliciting new memberships;

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      (g) To render the reports to the NASE set forth in Section 4, below;

      (h) To take all reasonable steps designed to ensure that the marketing materials used by the FSRs (i) comply with all applicable state and Federal laws and (ii) have been approved by the NASE; and

      (i) To provide such other member recruitment, solicitation and retention services as the NASE reasonably may request in writing.

3. LIMITATIONS ON PDA's AUTHORITY. It is agreed that PDA shall be subject to the following limitations in carrying out its obligations hereunder:

      (a) Neither PDA nor any FSR shall have any authority, express or implied, to bind the NASE except as is expressly provided herein;

      (b) Neither PDA nor any FSR shall have any authority to waive any requisites or conditions of membership prescribed by the NASE or to quote membership fees or dues that vary in any way from the schedule of fees and dues provided from time to time by the NASE to PDA on SCHEDULE 1 hereto or any revision thereof; and

      (c) PDA and the FSRs shall have the limited right and license to use the trade names, "National Association for the Self-Employed," "National Association for the Self-Employed, Inc." and "NASE" (collectively the "Trade Names") as well as the trademarks "NASE" and the "NASE design mark" as shown on SCHEDULE 2 attached hereto (collectively, the "Trademarks") on advertising, promotional materials, business cards, broadcast scripts, web site content and all other forms of communication in any medium used to market NASE memberships. PDA will use, and will use its best efforts to cause the FSRs to use, the Trade Names and Trademarks in connection with marketing services that are of good quality and high standard. Such uses of the Trade Names and Trademarks by PDA and the FSRs shall inure solely to the benefit of the NASE.

      (d) All uses of the Trade Names and Trademarks must be submitted by PDA to the NASE, prior to such use by PDA and/or the FSRs. PDA and/or the FSRs shall have the right to use the Trademarks if the NASE does not respond to PDA within ten (10) business days of PDA's submitting such advertising, promotional materials and business cards to the NASE. PDA will comply, and will use its best efforts to cause the FSRs to comply, with conditions set forth from time-to-time by the NASE with respect to the form, style, appearance and manner of use of the Trade Names and Trademarks. PDA further agrees to include, where practical, in connection with the Trademarks, the proper designation "R" ((R)) or "TM," as well as the recitation that the "[Mark] is a registered trademark of the National Association for the Self-Employed." Upon termination of this Agreement, all rights to use the Trade Names and Trademarks shall immediately cease. Upon termination, PDA agrees to provide a full accounting to the NASE with respect to all remaining advertising, promotional materials, business cards, broadcast scripts, web site content and all other forms of communication in any medium which have been produced, but which have not yet been distributed or used, and its intended method of disposing of such materials.

4. PDA's REPORTS.

      (a) Annual Reports. Within ninety (90) days after the end of each calendar year during the Term hereof, PDA shall submit written reports to the NASE setting forth the following information:

            (i) FSR Report. The number of FSRs retained by PDA at the beginning of the year to solicit NASE memberships, the number of such FSRs newly contracted with by PDA during such

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      year, the number of such FSRs whose contracts with PDA terminated during such year and the number of such FSRs under contract with PDA at the end of such year;

            (ii) New Member Report. The number of applications for NASE membership submitted by FSRs during such year and the number of new NASE memberships sold by FSRs during such year.

            (iii) Complaint Report. In summary form, the number, source (prospect, member, better business bureau, or other) and general nature of complaints made against FSRs and/or PDA in connection with their solicitation of NASE memberships during such year, the number of such complaints disposed of during such year and, in the case of any material complaints pending at year end, a brief description of the specific nature and status thereof;

            (iv) Litigation Report. The number of legal actions brought against FSRs and/or PDA with respect to the solicitation of new NASE members or PDA's carrying out of its other duties under this Agreement during such year, the number of such actions disposed of during the year and a brief description of any material litigation pending at year-end.

      (b) Quarterly Reports. Within thirty (30) days after the end of each calendar quarter during the Term hereof (other than the fourth quarter of each year), PDA shall also provide to the NASE an FSR Report, a New Member Report, a Complaint Report and a Litigation Report, as described in Section 4(a) above, in each case as of the end of and for such calendar quarter.

      (c) Other Reports. PDA shall also provide such other reports to the NASE as may reasonably be requested by the NASE during the Term hereof.

5. COMPENSATION. The compensation payable to PDA hereunder is set forth in
SCHEDULE 3, which is attached hereto and made a part hereof, as the same may be amended or supplemented from time to time by written agreement of the Parties. Compensation based on NASE fees or dues shall be deemed to be earned by and payable to PDA only upon actual receipt of the fees or dues from NASE applicants or members. If any NASE fees or dues are refunded at any time and for any reason, including rejection of an application or cancellation of a membership, PDA shall refund, which may be by way of offset to the NASE, any compensation PDA received that was based on such refunded fees or dues. The NASE reserves the right to reject membership applications and to cancel memberships and to refund to applicants and members all fees and dues related thereto. The obligation of the NASE to pay fees to PDA shall survive any expiration or termination of this Agreement as to memberships that are in place at such expiration or termination for so long as such memberships are renewed.

6. CONFIDENTIALITY. Each of the Parties recognizes that in the course of exercising its rights and performing its obligations under this Agreement it will come into possession of confidential or proprietary information of the other Party or of customers of the other Party ("Confidential Information"). Each Party agrees that it will not disclose to anyone not a Party to this Agreement any Confidential Information of the other Party or its customers, nor use any such Confidential Information except to the extent necessary to carry out its obligations hereunder. Each Party agrees to comply with the confidentiality requirements imposed on it by state and Federal law. Confidential Information does not include information which (i) is or becomes generally available to the public other than pursuant to a violation of this Agreement, (ii) was available to a Party on a non-confidential basis prior to its disclosure by the other Party or its customer to the such Party or (iii) became available to a Party on a non-confidential basis from a third party who was not bound by a confidentiality agreement with respect to such information.

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7. REPRESENTATIONS AND WARRANTIES.

      (a) PDA hereby represents and warrants to the NASE as follows:

            (i) PDA is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and has all necessary corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and to perform its obligations hereunder.

            (ii) All corporate and other actions or proceedings required to be taken by or on the part of PDA to authorize and permit the execution and delivery by it of this Agreement, the performance by it of its obligations hereunder, and the consummation by it of the transactions contemplated herein and therein, have been duly and properly taken.

            (iii) This Agreement constitutes the legal, valid and binding obligation of PDA, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies.

            (iv) No authorization, approval, or consent of, and no filing or registration with, any Governmental Authority or third party is or will be necessary for the execution, delivery of this Agreement, or performance by PDA or for the validity or enforceability thereof, except for such approvals or consents as have been obtained or made.

      (b) The NASE hereby represents and warrants to PDA as follows:

            (i) The NASE is a non-profit corporation duly organized, validly existing and in good standing under the Texas Non-profit Corporation Act and has all necessary corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and to perform its obligations hereunder.

            (ii) All corporate and other actions or proceedings required to be taken by or on the part of the NASE to authorize and permit the execution and delivery by it of this Agreement, the performance by it of its obligations hereunder, and the consummation by it of the transactions contemplated herein and therein, have been duly and properly taken.

            (iii) This Agreement constitutes the legal, valid and binding obligation of the NASE, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies.

            (iv) No authorization, approval, or consent of, and no filing or registration with, any Governmental Authority or third party is or will be necessary for the execution, delivery of this Agreement, or performance by the NASE or for the validity or enforceability thereof, except for such approvals or consents as have been obtained or made.

For purposes of this Section 7, a "Governmental Authority" shall mean any nation or government, any state or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government.

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8. INDEMNIFICATION.

      (a) Indemnification by PDA: PDA agrees to indemnify and hold harmless the NASE and each of the NASE's officers, directors, employees and agents (collectively, a "NASE Indemnified Party") from and against any and all losses, damages (including, without limitation, actual damages, compensatory damages, punitive damages and extra-contractual damages), liabilities, penalties, regulatory fines, costs and expenses (including, without limitation, attorneys' fees, investigation costs and all other reasonable costs associated with the defense thereof) (collectively, "Losses"), as incurred, arising out of or relating to the following:

            (i) any breach of, or any inaccuracy in, any representation or warranty made by PDA in this Agreement;

            (ii) any breach of, or failure by, PDA to perform any covenant or obligation of PDA set out in this Agreement, including without limitation any Losses arising out of any non-approved uses of the Trade Names and/or Trademarks by PDA and/or the FSRs;

            (iii) any violations or alleged violations of any state of federal statues, rules or regulations by PDA and/or any FSR; and

            (iv) any other Loss resulting from, or arising out of any acts, occurrences or matters caused by PDA, including but not limited to the independent FSRs under contract with PDA, provided that such Loss was not caused in whole or in material part by the act or omission of a NASE Indemnified Party.

      (b) Indemnification by the NASE. The NASE agrees to indemnify and hold harmless PDA and each of PDA's officers, directors, employees and agents (collectively, an "PDA Indemnified Party") from and against any and all Losses, as incurred, arising out of or relating to the following:

            (i) any breach of, or any inaccuracy in, any representation or warranty made by the NASE in this Agreement;

            (ii) any breach of, or failure by, the NASE to perform any covenant or obligation set out in this Agreement; and

            (iii) any other Loss resulting from, or arising out of any acts, occurrences or matters caused by the NASE, provided that such Loss was not caused in whole or in material part by the act or omission of a PDA Indemnified Party and excluding any Losses incurred, arising out or relating to any claims that the NASE is not a valid association to which an association group policy of health insurance may be issued.

      (c) Conduct of Indemnification Proceedings.

            (i) If any proceeding shall be brought or asserted against any person and/or entity entitled to indemnity hereunder (an "Indemnified Party"), such Indemnified Party promptly shall notify the person from whom indemnity is sought (the "Indemnifying Party") in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with the defense thereof; provided, however, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or

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      liabilities pursuant to this Agreement, except to the extent (and only to the extent) that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

            (ii) An Indemnified Party shall have the right to employ separate counsel in any such proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; or (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the reasonable expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such proceeding effected without its written consent, which consent shall not be unreasonably withheld, delayed or conditioned. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such proceeding.

            (iii) All fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within fifteen (15) business days of a detailed written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

9. RELATIONSHIP OF THE PARTIES. The relationship of the Parties created hereby is that of independent contractors, and each Party has and retains the right to full control over the performance of its obligations hereunder. Neither Party is an employee, joint venturer, affiliate or partner of the other Party and neither Party shall have any right or authority to create or assume any obligation of any kind on behalf of the other Party. PDA shall be free to exercise its own judgment, and FSRs shall be free to exercise their own judgment, as to the persons from whom FSRs will solicit memberships for the NASE and the time and place of such solicitations.

10. AUDIT RIGHTS. Each Party, for itself or by its agents, shall have the right, on reasonable written notice to the other Party and during regular business hours of the other Party, to review and audit the books and records of the other Party relating to the obligations of the other Party hereunder. The requesting Party shall reimburse the other Party for reasonable expenses, excluding attorneys' fees, incurred by the other Party in assisting the requesting Party in such review and audit. The provisions of this Section 10 shall survive for a period of two (2) years after the termination or expiration of this Agreement.

11. FORCE MAJEURE. Neither Party shall be held responsible for any delay or failure in performance

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of any part of this Agreement to the extent such delay or failure is caused by fire, flood, explosion, war, terrorist act, strike, embargo, government requirement, civil or military authority, act of God, or other similar causes beyond its control and without the fault or negligence of the other Party ("Force Majeure Conditions"). If any Force Majeure Condition occurs, the Party delayed or unable to perform shall give immediate notice to the other Party, stating the nature of the Force Majeure Condition and any action being taken to avoid or minimize its effect and its estimate of how long such delay or failure will continue. If the Force Majeure Condition continues for a period of at least one hundred eighty (180) days, either Party may terminate this Agreement by delivery of written notice to the other Party.

12. NOTICES. Any notice, request, instruction or other communication to be given hereunder by a Party hereto shall be in writing and shall be deemed to have been given, (i) when received if given in person or by a messenger or courier service, (ii) on the date of confirmed transmission if sent by facsimile or other wire transmission or (iii) three (3) Business Days after being deposited in the U.S. mail, certified or registered, postage prepaid, addressed as follows:

                        If to the NASE:

                        National Association for the Self-Employed, Inc. Capital Center
                        1235 Main Street
                        Suite 100
                        Grapevine, TX 76051
                        Attention: Robert E. Hughes
                        Facsimile No.: (817) 251-1599

                        If to PDA:

                        Performance Driven Awards, Inc.
                        500 Grapevine Highway
                        Hurst, TX 76054
                        Attention: Donna E. Bruskie
                        Facsimile No.: (817) 255 3816

                        With a copy to:

                        UICI
                        9151 Grapevine Highway
                        North Richland Hills, Texas 76180
                        Attention: Executive Vice President and General Counsel Facsimile No.: (817) 255-5394

or to such other individual or address as a Party hereto may designate for itself by notice given as herein provided.

13. WAIVERS. The failure of either Party hereto at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same or any other provision. No waiver by a Party of any condition or of any breach of any term, covenant, representation or warranty contained in this Agreement shall be effective unless in writing, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or breach of any other term, covenant, representation or warranty.

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14. COUNTERPARTS. This Agreement may be executed in counterparts, including by facsimile signatures, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

15. INTERPRETATION. The headings preceding the text of Sections included in this Agreement are for convenience only and shall neither be deemed part of this Agreement nor be given any effect in interpreting this Agreement. The use of the masculine, feminine or neuter gender herein shall not limit any provision of this Agreement. The use of the terms "including" or "include" shall in all cases herein mean "including, without limitation" or "include, without limitation," respectively. The Parties have jointly participated in the negotiation and drafting of this Agreement. In the event of any ambiguity or if a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by all Parties and no presumption or burden of proof shall arise favoring any Party by virtue of the authorship of any provisions of this Agreement.

16. ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns. Notwithstanding the foregoing, no assignment of any rights or obligations shall be made by either Party without the written consent of the other Party.

17. NO THIRD PARTY BENEFICIARIES. This Agreement is solely for the benefit of the Parties hereto and no provision of this Agreement shall be deemed to confer upon other third parties any remedy, claim, liability, cause of action or other right.

18. FURTHER ASSURANCES. Upon reasonable request of either Party, the other Party will execute and deliver such other documents as may be required to effectuate completely the purposes of this Agreement.

19. SEVERABILITY. If any provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions hereof shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

20. REMEDIES CUMULATIVE. The remedies provided in this Agreement shall be cumulative and shall not preclude the assertion or exercise of any other rights or remedies available by law, in equity or otherwise.

21. ENTIRE AGREEMENT; AMENDMENTS. This Agreement sets forth the entire agreement and understanding of the Parties with respect to the matters set forth herein and supersedes any and all prior written or oral discussions, negotiations, proposals, agreements, arrangements and understandings among the Parties relating thereto except as may be set forth in a contemporaneous or subsequent written agreement signed by the Parties and except that nothing contained herein shall affect any rights of either Party under that certain Enrollment Contract between the NASE and Performance Driven Awards, Inc. ("PDA") dated January 1, 2002 which accrued as of the date hereof. The provisions of this Agreement may not be modified, changed, amended or rescinded in any manner except by a written instrument signed by an authorized representative of all of the Parties hereto.

22. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without reference to its choice of law rules.

23. BINDING ARBITRATION. Any dispute, controversy, or claim among or between the Parties relating to or arising from this Agreement shall be submitted to and settled by binding arbitration ("Arbitration"), administered by the Dallas, Texas office of the American Arbitration Association ("AAA") and

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conducted pursuant to the current rules of the AAA governing commercial disputes. The Arbitration hearing shall take place in Dallas, Texas, unless otherwise agreed to by the Parties. Such Arbitration shall be before three neutral arbitrators(the "Panel") licensed to practice law and familiar with commercial disputes.Any award rendered in any Arbitration shall be final and conclusive upon the Parties, and the judgment thereon may be entered in the highest court of the forum (state or federal) having jurisdiction over the issues addressed in the Arbitration. The administration fees and expenses of the Arbitration shall be borne equally by the NASE and PDA, provided that each Party shall pay for and bear the cost of its own experts, evidence, and attorney's fees, except that, in the discretion of the Panel, any award may include the cost of a Party's counsel and/or its share of the expense of Arbitration if the Panel expressly determines that an award of such costs is appropriate to the Party whose position substantially prevails in such Arbitration. To submit a matter to Arbitration, the Party seeking redress shall notify in writing the Party against whom such redress is sought, describe the nature of such claim, the provision of this Agreement that has allegedly been violated and the material facts surrounding such claim. The Panel shall render a single written decision. The decision of the Panel shall be binding upon the Parties, and after the completion of such Arbitration, the Parties may only institute litigation regarding the Agreement for the sole purpose of enforcing the determination of the Arbitration hearing or seeking injunctive or equitable relief.

24. TERM AND TERMINATION.

      (a) The term (the "Term") of this Agreement shall commence on the date hereof and shall continue until December 31, 2005, and shall automatically be extended from year to year thereafter unless either Party gives the other Party not less than twelve (12) months' written notice that the Term will not be extended. During the twelve (12) month termination period, the provisions of this Agreement shall continue in full force and effect.

      (b) This Agreement may be terminated by either Party hereto (the "Terminating Party") upon not less than forty-five (45) days' prior written notice to the other Party (the "Defaulting Party") upon the occurrence of any of the following events:

            (i) Any representation, warranty or certification made or deemed made by the Defaulting Party (or any of its respective officers) hereunder or in any certificate, report, notice, or financial statement furnished at any time in connection with the Agreement shall be false, misleading, or erroneous in any material respect when made or deemed to have been made.

            (ii) The Defaulting Party shall fail to perform, observe, or comply with any material covenant, agreement, or term contained in the Agreement and such failure shall continue for a period of thirty (30) days after the date the Terminating Party provides the Defaulting Party with notice thereof.

            (iii) The Defaulting Party shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due.

            (iv) The Defaulting Party shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, rehabilitator, conservator, custodian, trustee, liquidator or the like of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the United States Bankruptcy Code (as now or hereafter in effect, the "Bankruptcy Code"), (iv) institute any proceeding or file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed

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      against it in an involuntary case under the Bankruptcy Code or under any other such law, or (vi) take any corporate or other action for the purpose of effecting any of the foregoing.

            (v) A proceeding or case shall be commenced, without the application, approval or consent of the Defaulting Party, in any court of competent jurisdiction, seeking (i) its reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of the Defaulting Party's debts, (ii) the appointment of a receiver, rehabilitator, conservator, custodian, trustee, liquidator or the like of such entity or of all or any substantial part of its property, or (iii) similar relief in respect of the Defaulting Party under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of sixty (60) or more days; or an order for relief against the Defaulting Party shall be entered in an involuntary case under the Bankruptcy Code.

            (vi) The Defaulting Party shall fail to discharge within a period of thirty (30) days after the commencement thereof any unstayed attachment, sequestration, forfeiture, or similar proceeding or proceedings involving an aggregate amount in excess of $1.0 million against any of its properties.

            (vii) A final judgment or judgments for the payment of money in excess of $1.0 million in the aggregate shall be rendered by a court or courts against the Defaulting Party and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within thirty (30) days from the date of entry thereof and the Defaulting Party shall not, within said period of thirty (30) days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal.

            (viii) The Defaulting Party shall fail to pay when due any principal of or interest on any indebtedness for borrowed money in excess of $500,000, or the maturity of any such indebtedness shall have been accelerated, or any such indebtedness shall have been required to be prepaid in full prior to the stated maturity thereof, or any event shall have occurred that permits (or, with the giving of notice or lapse of time or both, would permit) any holder or holders of such indebtedness or any Person acting on behalf of such holder or holders to accelerate the maturity thereof or require any such prepayment.

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

      (c) The expiration or termination of this Agreement shall not affect the NASE's obligation to compensate PDA under Section 5 hereof with respect to then existing memberships for so long as such memberships are renewed.

      IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered as of the date first above written.

                        NATIONAL ASSOCIATION FOR THE SELF-EMPLOYED, INC.

                        By:  _________________________________________

                        Print Name:  _________________________________

                        Title:  ______________________________________

                        PERFORMANCE DRIVEN AWARDS, INC.

                        By:  _________________________________________

                        Print Name:  _________________________________

                        Title:  ______________________________________

                                       11